Exhibit 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com
Rock of Ages Announces Quarry Division COO Transition
CONCORD, NEW HAMPSHIRE, October 11, 2007 . . . Rock of Ages Corporation (NASDAQ:ROAC) announced today that Douglas S. Goldsmith, age 38, President and Chief Operating Officer of the Company’s Quarry Division, will be leaving the Company on or about November 30, 2007 to become Chief Financial Officer of NRG Systems, a privately held manufacturer of wind assessment and turbine control equipment headquartered in Hinesburg, Vermont. Mr. Goldsmith’s duties will be assumed by Donald Labonte, age 46, currently President and Chief Operating Officer of the Manufacturing Division. Mr. Labonte will become President and Chief Operating Officer of Quarry and Manufacturing operations and will be responsible for both divisions. Mr. Labonte has been responsible for the Company’s Canadian quarry operations since 1993, and has worked closely with all the Company’s quarries since he became the Chief Operating Officer of the Manufacturing Division in 2002.
“We are truly sorry to see Doug leave Rock of Ages” said Kurt Swenson, President and CEO. “However, we understand his commitment to his young family ultimately led him to take advantage of this new opportunity, which is closer to home and will involve substantially less business travel for him. Doug has done a wonderful job during his many years at Rock of Ages. We will miss him and wish him all the best in the future. I want to make it clear to our employees and shareholders that Doug’s departure is completely unrelated to the performance of the Quarry Division. As previously publicly disclosed, we expect improved performance in our quarries for the second half and full year compared to last year. At the same time, Doug’s departure provides us with the opportunity to continue to move forward with simplifying our management structure and reducing our overhead by moving Donald into an expanded COO role running both the Quarry and Manufacturing Divisions. The Board and I have full confidence that Donald will excel in this expanded role, just as he has done throughout his 27 year career with Rock of Ages.”
About Rock of Ages
Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.
Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to renew or refinance our credit facility which expires on October 27, 2007,our ability to maintain compliance with our covenants in our credit facility, our ability to successfully execute staff productivity improvements and sales and marketing programs; our ability to form and maintain relationships with funeral directors and other death care professionals; our ability to maintain compliance with our covenants in our credit facility; our ability to maintain and expand our relationships with independent retailers; changes in demand for our products; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of our branding programs; the excess or shortage of production capacity; weather conditions; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.